UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 21, 2011

INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana 47705-0868
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(812) 464-9677

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2011, Integra Bank Corporation (the “Company”) received a written notification from the Nasdaq Stock Market (“Nasdaq”) that the Company is not in compliance with minimum standards for shareholders’ equity, as set forth in Listing Rule 5550(b) for continued listing of the Company’s common stock on The Nasdaq Capital Market.  The notification has no effect on the listing of the common stock on the Capital Market at this time.

The Company has 45 calendar days, or until May 5, 2011, to submit a plan (the “Compliance Plan”) to Nasdaq to regain compliance with the standard for continued listing set forth in Listing Rule 5550(b).  If the Compliance Plan is accepted by Nasdaq, the Company will receive an extension of up to 180 days from March 21, 2011, or until September 17, 2011, to evidence compliance.  If Nasdaq does not accept the Compliance Plan, the Company may appeal the decision to a Nasdaq Hearings Panel.

The Company is in the process of evaluating the content of the Compliance Plan.  If the Compliance Plan is submitted, there can be no assurance that Nasdaq will accept the Compliance Plan, that the Company will receive an extension or that the Company will be able to timely regain compliance with the minimum standards for continued listing on the Capital Market.  In determining whether to accept the Compliance Plan, Nasdaq will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within the review period, such as the Company’s overall financial condition and the Company’s public disclosures.

The Company is also currently not in compliance with Marketplace Rule 5450(a)(1) (the "Bid Price Rule").  The Bid Price rule requires that the trading price exceed $1.00 per share for a ten day period.  The Company has until June 27, 2011 to regain compliance with this rule.

This Current Report on Form 8-K (this “Current Report”) includes forward-looking statements that involve a number of risks and uncertainties the outcome of which could materially and/or adversely affect actual results, including, without limitation, statements regarding the Company’s ability to comply with Nasdaq continued list requirements.  The risks and uncertainties include, without limitation, the Company’s ability to comply with the minimum shareholders’ equity and Bid Price Rules for continued listing on the Capital Market, and other risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its most recent filings on Forms 10-K, 10-Q and 8-K.  These forward-looking statements speak only as of the date of filing of this Current Report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of filing of this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 25, 2011

INTEGRA BANK CORPORATION

By:	/s/ Michael B. Carroll
Michael B. Carroll
Chief Fianncial Officer

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